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                                                                    Exhibit 23.1


                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to Form S-1 on Form S-3 and related Prospectus of Endocardial Solutions, Inc. for the registration of 750,000 shares of its common stock and to the incorporation by reference therein of our report dated February 6, 1998, with respect to the financial statements of Endocardial Solutions, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP
                                             --------------------------

Minneapolis, Minnesota
June 2, 1998